UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K
                                Amendment #1

                               CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported) August 26, 2002


                       Commission File Number 0-27727
                                             --------



                              GENE-CELL, INC.
                             -----------------
          (Exact Name of Registrant as Specified in its Charter)


          NEVADA                                        91-1766174
-------------------------------             -------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification
  incorporation or organization)             Number)



               100 Rowland Way, Suite 215, Novato, California
              -----------------------------------------------
                  (Address of principal executive offices)

                                   94945
                                   ------
                                 (Zip Code)


                               (415) 898-1644
                              ---------------
              (Registrant's Executive Office Telephone Number)



ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     This Current Report on Form 8-K is filed as an amendment to the Form 8-K filed by Gene-Cell, Inc., (the "Company") on August 27, 2002, to provide relevant financial and other disclosure resulting from the change in control and acquisition of assets by the Company. The Current Report on Form 8-K, previously filed by the Company on August 27, 2002, is incorporated herein in its entirety.


ITEM 5. OTHER INFORMATION

     This Current Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this Current Report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," or "intend" or similar expressions identify forward-looking statements regarding events, conditions, financial trends in connection with our future plan of operations, business strategy, operating results and financial position. Current shareholders and prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Such forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results from future periods could differ materially from those discussed in this Current Report.

     In the Company's Quarterly Report for the quarter ended June 30, 2002, the Company disclosed that because it has never earned revenue from its biopharmaceutical research efforts, at that time it had expended all funds it had previously raised, combined with the distinct possibility that it may not be able to secure sufficient additional financing and/or funding to complete research and development of its technology, the Company had begun to investigate the possibility of divesting itself of its rights and interest in the technology, along with the associated liabilities. At that time the Company disclosed that it had begun investigating possible merger and/or acquisition candidates. To that end, the Company began negotiations to acquire Energy Resource Management, Inc., a newly formed Nevada corporation, ("ERMI") in exchange for restricted common shares of the Company.

     In the Current Report filed by the Company on August 27, 2002, the Company disclosed that it had acquired ERMI, which following consummation of the transaction became a wholly owned subsidiary of the Company. At this time, it is the Company's intent to divest itself of its biopharmaceutical technology, with the associated liabilities, to allow the Company to pursue the business plan of ERMI. Following is a description of the business plan of ERMI.



                                     2


     DESCRIPTION OF BUSINESS OF ERMI

Corporate History

     Energy Resource Management, Inc., a Nevada corporation, ("ERMI") was incorporated under the laws of the State of Nevada on August 13, 2002, for the purpose of engaging in any and all lawful activity for which corporations may be organized.

     At the time of the acquisition, the total shares of capital stock of ERMI issued and outstanding were 100 common shares, all of which were acquired by the Company. ERMI is a development stage company.

Business of ERMI

     ERMI intends to engage in the business of energy marketing and providing energy related products and services to commercial, industrial and manufacturing customers, as well as, wholesale entities such as municipalities, rural electric co-ops and local distribution companies.
The natural gas marketing industry arose as a result of the deregulation of the natural gas industry by the federal government. Around the same time, California also deregulated the natural gas industry in the State of California.

     Prior to deregulation, the interstate natural gas pipelines and public utilities primarily controlled the pipelines and other infrastructure necessary to deliver energy to end consumers. Following deregulation, the pipeline companies and public utilities were required to allow gas producers to deliver natural gas and other energy products to end consumers via the pipelines and infrastructure of the pipeline companies and the public utilities. This promoted competitive pricing and allowed independent producers of natural gas to deliver supply directly to end consumers without having to make the significant capital expenditures required to develop their own delivery infrastructure. As a result, a new market became available to independent energy producers seeking to market their energy products.

     ERMI has yet to commence operations. ERMI believes it will need funding of approximately $3,000,000 to commence operations. Most of those funds will be used for the deposits necessary to satisfy the creditworthiness requirements of gas suppliers and for transportation by pipeline and utility companies. ERMI hopes to have funding in place and be able to commence active operations by no later than the first quarter of 2003. ERMI intends to obtain the funding through private funding sources and is in negotiations with a number of such sources. At this time, however, ERMI has not received a firm commitment for funding from any source, and there is no guarantee ERMI will be able to obtain sufficient funding to commence operations.

     Upon receipt of funding, ERMI's initial primary focus will be on procurement of natural gas supplies for small and medium-sized industrial, commercial and manufacturing companies in California who purchase their energy supply directly from energy suppliers rather than from public utilities. ERMI will seek to expand its customer base in two ways: it will seek to provide natural gas to other markets; and it will increase the services it offers to include administrative and consulting services.


                                     3


     ERMI has chosen these specific markets for several reasons: ERMI believes the market segments it is targeting are currently under serviced; and management of ERMI has pre-existing relationships within these market segments which it believes will enable it to be successful.

     Market Segmentation
     -------------------

     The energy market is segmented primarily by customer size and load usage. The largest individual consumers are large industrial and manufacturing companies. The next largest consumers are smaller industrial and manufacturing companies, followed by large commercial consumers such as hospitals and universities. On an individual basis, small commercial customers such as restaurants and dry cleaners and residential consumers are the smallest consumers. The market is also segmented based on the length of term for which gas is purchased, with contracts varying in duration from one to thirty days, known in the industry as spot gas, to monthly or seasonal contracts, such as purchases by food processors or as winter supply; purchases under a one-year contract term; and purchases for multiple years, ranging in length from two to five years.

     ERMI initially intends to pursue small to medium-sized industrial and commercial consumers, who primarily purchase energy under spot or seasonal contracts because it believes these consumers, due the relative size and duration of their consumption, are being under serviced in the current market. Over the past five years, due to mergers, acquisitions and attrition in the energy services industry, there are fewer companies participating in the energy marketing industry. Many of the small and medium-sized energy marketing firms were acquired by larger energy conglomerates. The primary competitors in the energy marketing industry currently are utility companies, large energy companies, such as Shell, BP Energy, Duke Energy, TXU and the Williams Companies, with their affiliated marketing companies and interstate pipeline companies, some independent medium-sized marketing companies.

     Because the administrative costs of delivering gas to consumers is about the same regardless of the size or duration of the contract, energy marketing companies can increase their profitability by selling larger quantities of gas to fewer clients under longer term contracts. Therefore, most of the large energy conglomerates tend to focus their services toward the largest industrial and manufacturing clients to assure the greatest possible rate of return for their services. This leaves many small and medium-sized industrial and commercial consumers under serviced.

     Unlike the large energy conglomerates and utilities, ERMI intends to operate solely as an energy marketing firm, thus minimizing its fixed costs. By maintaining low fixed costs, ERMI believes it will be able to profitably market its services to small and medium-sized industrial and commercial consumers who, because of their size and demand are not the primary target of the utility companies and large energy conglomerates.


                                     4


     Pre-existing Relationships
     --------------------------

     Robert Gower, president of ERMI and the Chief Executive Officer of the Company, has over 20 years experience in the energy marketing industry. In 1989, Mr. Gower founded his own energy marketing firm, Redwood Resources Inc., to provide energy procurement, management and consulting services to a broad base of businesses in California, including manufacturers, food processors, oil refineries, cogeneration facilities, universities, prisons and various California State facilities and municipalities. The daily sales volume of Redwood Resources grew to more than 150 million cubic feet of gas per day. In January 1997, Redwood Resources was acquired by Coral Energy, a subsidiary of Shell Oil Company. Mr. Gower left Redwood in October 1997 to pursue other interests.

     ERMI believes that it can capitalize on the prior experience and business relationships of Mr. Gower to quickly establish a client base.

     California Energy Market
     ------------------------

     In addition to Mr. Gower's contacts, ERMI has chosen to target the California market because of the large amount of energy consumed in California. According to information published by the California Energy Commission, California consumed about 6,123 million cubic feet of natural gas per day in 1999. In 1999, California produced 16% of its own natural gas, 46% came from the southwestern United States, 28% from Canada and 10% from the Rocky Mountain producing basins. In 2000, consumption increased to 6,584 million cubic feet of gas per day. During 2000, 1,381 million cubic feet per day or 21% was consumed by residential consumers, 505 million cubic feet per day or 7.7% was consumed by small commercial businesses, 1,327 million cubic feet per day or 20% was consumed by the the Industrial-Utility sector and the Industrial-Nonutility sector consumed 1,044 million cubic feet per day or 15.9%. The Electric Generation-Utility sector consumed 2,281 million cubic feet per day or 36.6% and the Electric Generation-Nonutility sector consumer 45 million cubic feet per day, or 0.7%.

Products

     Initially, ERMI will primarily focus its efforts in the area of procurement of energy supplies for small and medium-sized consumers who purchase their energy supplies directly from suppliers rather than from public utilities. Based on Mr. Gower's experience, ERMI believes these smaller customers require more service, particularly consulting services in the areas of price, supply portfolio, regulatory matters and energy conservation. As it establishes a client base, ERMI will offer expertise in these areas to assist its customers in managing their energy resources and to help them reduce their energy costs. These services should help ERMI's customers to reduce fuel costs, increase profitability and reduce the complexity associated with energy supply and management. ERMI's services will include:

     -    Energy supply procurement and management;
     -    Energy price, supply and tariff consulting;
     -    Utility rate and billing analysis;
     -    Engineering analysis and facility energy audits;
     -    Strategic energy planning and consulting; and
     -    Power quality and reliability solutions.


                                     5


     ERMI's staff will partner with its clients to create an energy strategy that will enhance their bottom line and allow them to focus their time and attention on growing their core business. In exchange for these services, ERMI will be paid a fee.

     ERMI will not act as a brokerage for energy contracts and will not be paid a brokerage commission. Rather, ERMI will acquire energy supply from producers and sell it directly to ERMI's customers. ERMI does not have, nor does it intend to acquire an inventory of energy supply. ERMI will only acquire energy supply for which it has a firm purchase commitment from its clients. This way, ERMI lessens its price volatility risk and correspondingly the fees it will charge to its clients.

Competition

     Competition in the energy marketing industry is intense. As discussed above, ERMI's competitors have substantially greater experience, financial resources and marketing capabilities than ERMI. Most of ERMI's competitors have significantly greater financial resources and can afford to spend more than ERMI can to market their products. Moreover, ERMI's competitors have been in the market longer than it has and have established relationships with their customers which may preclude ERMI from successfully participating in the market.

     While ERMI believes the small to medium-sized commercial and industrial consumers are currently being under serviced, if market forces change, or should ERMI's competition decide to expand their marketing focus, because of their size and financial resources, they could easily dominate the market in which ERMI intends to compete which could have a severe impact on ERMI's ability to operate profitably.

Employees

     ERMI intends to begin operations with approximately six employees, including its president, Robert Gower. These employees will primarily have expertise in one or more of the following areas: energy supply procurement; marketing, operations, administration or finance. By the end of the first year, ERMI expects to add an additional four employees, primarily in the areas of marketing and energy supply procurement.

Property

     ERMI's executive offices are located in Novato, California, where ERMI leases approximately 500 square feet of office space for $1,000 per month. ERMI entered into a three month lease on October 1, 2002. Following completion of the three-month term, the lease renews on a month to month basis. ERMI anticipates it will need to rent additional office space in the next twelve months.

                                     6



ITEM 7.  FINANCIAL STATEMENTS , PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a)  Financial Statements.

          Audited Financial Statements of Gene-Cell, Inc., for the Year Ended December 31, 2001;

          Unaudited Financial Statements of Gene-Cell, Inc., for the Six Months Ended June 30, 2002; and

          Audited Balance Sheet of Energy Resource Management, Inc., as of August 21, 2002 .

     (b)  Pro Forma Information.

               Unaudited Pro Forma Condensed Balance Sheet

     (c) Exhibits. The following exhibits are included as part of this report:

          None.


                                     7

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GENE-CELL, INC.



Date: October 25, 2002        By /S/ Robert E. Gower
                                 --------------------------------
                              Robert E. Gower, Chief Executive Officer










                                     8



                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
                             TABLE OF CONTENTS
                                 __________

                                                                      Page

Report of Independent Accountants                                      1

Financial Statements:

  Balance Sheet as of December 31, 2001                                2

  Statement of Operations for the years ended
    December 31, 2001 and 2000, and for the period
    from inception, December 12, 1996, to December 31,
    2001                                                               3

  Statement of Stockholders' Equity for the years
    ended December 31, 2001 and 2000, and for the
    period from inception, December 12, 1996, to
    December 31, 2001                                                  4

  Statement of Cash Flows for the years ended
    December 31, 2001 and 2000, and for the period
    from inception, December 12, 1996, to
    December 31, 2001                                                  6

Notes to Financial Statements                                          7
































/Letterhead/




                     Report of Independent Accountants
                     ----------------------------------


To the Stockholders and Directors
Gene-Cell, Inc.


We have audited the accompanying balance sheet of Gene-Cell, Inc. (a corporation in the development stage) as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000, and for the period from inception, December 12, 1996, to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gene-Cell, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, and for the period from inception, December 12, 1996, to December 31, 2001, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 12, the Company has incurred significant recurring losses from operations since inception and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also discussed in Note 12. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/ Ham, Langston & Brezina, L.L.P.



April 8, 2002
Houston, Texas


                                    -1-

                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
                               BALANCE SHEET
                             December 31, 2001
                                 __________

     ASSETS
     ------

Current assets:
  Cash and cash equivalents                                         $     -
                                                                    ----------
    Total current assets                                                  -
                                                                    ----------
Laboratory equipment, net                                              307,931
Deposits                                                                 9,605
                                                                    ----------
      Total assets                                                  $  317,536
                                                                    ==========


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------
Current liabilities:
  Notes payable                                                     $  124,000
  Notes payable to stockholders                                        176,726
  Current portion of capital lease obligations                         107,326
  Accounts payable and accrued liabilities                             240,582
                                                                    ----------
    Total current liabilities                                          648,634

Capital lease obligations, net of current portion                       74,827
                                                                    ----------
      Total liabilities                                                723,461
                                                                    ----------
Commitment and contingencies

Stockholders' deficit:
  Common stock, $.001 par value, 100,000,000 shares
    shares authorized, 19,653,412 shares issued and
    outstanding                                                         19,653
  Additional paid-in capital                                         4,419,134
  Losses accumulated during the development stage                  (4,844,712)
                                                                    ----------
    Total stockholders' deficit                                      (405,925)
                                                                    ----------
      Total liabilities and stockholders' deficit                   $  317,536
                                                                    ==========











                          See accompanying notes.
                                    -2-

                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
                          STATEMENT OF OPERATIONS
             for the years ended December 31, 2001 and 2000 and
   for the period from inception, December 12, 1996, to December 31, 2001
                                 __________

                                       Year Ended    Year Ended   Inception to
                                      December 31,  December 31,  December 31,
                                          2001          2000          2001
                                      ------------  ------------  ------------
Operating, general and administrative
  expenses                            $   377,753   $   227,311   $ 1,288,037
Research and development costs          1,069,724       788,883     3,431,454
                                      ------------  ------------  ------------
     Loss from operations              (1,447,477)   (1,016,194)   (4,719,491)

Interest income                             7,603        15,366        39,826
Interest expense                          (38,864)      (49,478)     (165,047)
                                      ------------  ------------  ------------
Net loss                              $(1,478,738)  $(1,050,306)  $(4,844,712)
                                      ============  ============  ============

Weighted average shares outstanding    19,653,412    17,870,878
                                      ============  ============
Basic and diluted loss
 per common share                     $     (0.08)  $     (0.06)
                                      ============  ============


























                             See accompanying notes.
                                       -3-

                                GENE-CELL, INC.
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
                       STATEMENT OF STOCKHOLDERS' EQUITY
          for the years ended December 31, 2001 and 2000, and for the period from inception, December 12, 1996 to December 31, 2001
                                  __________

                                                                   Losses
                                                              Accumulated
                                 Common Stock      Additional   Subscri-  During the
                           ---------------------      Paid-In     ption   Development
                   Shares     Amount     Capital   Receivable       Stage       Total
               ---------- ---------- -----------  ----------- -----------  ----------

Balance at
 inception,
 December
 12, 1996             -   $      -           -     $      -    $      -    $      -

Shares
 issued as
 compensation
 at a price
 of $0.11       7,500,000      7,500     817,500          -           -       825,000

Recapital-
 ization
 effective
 December
 28, 1996       1,058,412      1,058     (1,058)          -           -           -

Net proceeds
 from a
 private
 placement
 of common
 stock at
 a price of
 $0.11 per
 share, net
 of offering
 costs of
 $49,100        3,500,000      3,500     329,900          -           -       333,400

Net loss,
 as restated          -          -           -            -     (841,139)   (841,139)
               ---------- ---------- -----------  ----------- -----------  ----------
Balance at
 December
 31, 1996      12,058,412     12,058   1,146,342          -     (841,139)     317,261




Proceeds
 from
 private
 placement
 of 100,000
 shares of
 common
 stock at a
 price of
 $1.35 per
 share, net
 of offering
 costs            100,000        100     134,900          -           -       135,000

Net loss              -          -           -            -     (427,527)   (427,527)
               ---------- ---------- -----------  ----------- -----------  ----------
Balance at
 December
 31, 1997      12,158,412     12,158   1,281,242          -   (1,268,666)      24,734

Special
 dividend of
 500,000
 shares of
 common
 stock to a
 stockholder      500,000        500       (500)          -           -           -

Notes payable
 to
 stockholders
 contributed
 as additional
 paid-in
 capital              -          -        77,887          -           -        77,887

Proceeds from
 private
 placement of
 common stock
 at a price of
 $0.25 per
 share          6,120,000      6,120   1,523,880  (1,000,000)         -       530,000

Net loss              -          -           -            -     (499,260)   (499,260)
               ---------- ---------- -----------  ----------- -----------  ----------
Balance at
 December
 31, 1998      18,778,412    $18,778  $2,882,509 $(1,000,000)$(1,767,926)    $133,361

                               See accompanying notes.
                                         -4-



                                   GENE-CELL, INC.
                       (A CORPORATION IN THE DEVELOPMENT STAGE)
                     STATEMENT OF STOCKHOLDERS' EQUITY, Continued
             for the years ended December 31, 2001 and 2000, and for the period from inception, December 12, 1996 to December 31, 2001
                                      __________
                                                                   Losses
                                                              Accumulated
                                 Common Stock      Additional   Subscri-  During the
                           ---------------------      Paid-In     ption   Development
                   Shares     Amount     Capital   Receivable       Stage       Total
               ---------- ---------- -----------  ----------- -----------  ----------
Balance at
 December
 31, 1998      18,778,412   $ 18,778  $2,882,509 $(1,000,000)$(1,767,926)  $  133,361

Receipt of
 subscription
 receivable           -          -           -        500,000         -       500,000

Cancellation
 of shares
 surrendered
 by officer   (1,000,000)    (1,000)       1,000          -           -           -

Net loss              -          -           -            -     (547,742)   (547,742)
               ---------- ---------- -----------  ----------- -----------  ----------
Balance at
 December
 31, 1999      17,778,412     17,778   2,883,509    (500,000) (2,315,668)      85,619

Proceeds from
 private
 placement of
 common stock
 (See Note 7)   1,875,000      1,875   1,498,125          -           -     1,500,000

Receipt of
 subscription
 receivable           -          -           -        500,000         -       500,000

Net loss              -          -           -            -   (1,050,306) (1,050,306)
               ---------- ---------- -----------  ----------- -----------  ----------
Balance at
 December
 31, 2000      19,653,412     19,653   4,381,634          -   (3,365,974)   1,035,313

Stock options
 issued as
 payment to
 a vendor             -          -        37,500          -           -        37,500

Net loss              -          -           -            -   (1,478,738) (1,478,738)
               ---------- ---------- -----------  ----------- -----------  ----------
Balance at
 December
 31, 2001      19,653,412   $ 19,653  $4,419,134  $       -  $(4,844,712)  $(405,925)
               ========== ========== ===========  =========== ===========  ==========

                          See accompanying notes.
                                    -5-

                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
                           STATEMENT OF CASH FLOWS
            for the years ended December 31, 2001 and 2000, and
   for the period from inception, December 12, 1996, to December 31, 2001
                                 __________

                                           Year Ended    Year Ended    Inception to
                                           December 31,  December 31,  December 31,
                                              2001          2000           2001
                                           ------------  ------------  ------------
Cash flows from operating activities:
  Net loss                                 $(1,478,738)  $(1,050,306)  $(4,844,712)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Common stock and options issued as com-
      pensation or in payment of accounts
      payable                                   37,500          -          862,500
    Depreciation and amortization               96,100        60,289       253,406
    Changes in operating assets and
      liabilities:
      Decrease (increase) in deposits            5,380         3,337        (9,605)
      Increase in accounts payable and
        accrued liabilities                     72,724       157,240       240,582
                                           ------------  ------------  ------------
        Net cash used in
        operating activities                (1,267,034)     (829,440)   (3,497,829)
                                           ------------  ------------  ------------
Cash flows from investing activities:
  Purchase of equipment                        (30,000)         -          (30,000)
                                           ------------  ------------  ------------
        Net cash used by
        investing activities                   (30,000)         -          (30,000)
                                           ------------  ------------  ------------
Cash flows from financing activities:
  Proceeds from sale of common stock              -        1,500,000     2,062,500
  Proceeds from collection of subscription
    receivable                                    -          500,000     1,500,000
  Payment of stock offering costs                 -             -          (64,100)
  Proceeds from notes payable                  236,726       213,000       567,613
  Payments on notes payable                    (30,000)     (183,000)     (253,000)
  Payments on capital lease obligations        (51,775)      (87,147)     (285,184)
                                           ------------  ------------  ------------
        Net cash provided by financing
          activities                           154,951     1,942,853     3,527,829
                                           ------------  ------------  ------------
Net increase (decrease) in cash and cash
  equivalents                               (1,142,083)    1,113,413          -

Cash and cash equivalents at beginning of
  period                                     1,142,083        28,670          -
                                           ------------  ------------  ------------
Cash and cash equivalents at end of period $      -      $ 1,142,083   $      -
                                           ============  ============  ============


Supplemental disclosures:
  Cash paid for interest expense           $    31,642   $    49,478   $   157,825
                                           ============  ============  ============

                          See accompanying notes.
                                    -6-
                                GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   __________

1.           Organization and Summary of Significant Accounting Policies
             -----------------------------------------------------------
Gene-Cell, Inc. (the "Company") is a Nevada Corporation involved in biopharmaceutical research. The Company's research is directed at developing gene-based therapies for treatment of a wide variety of genetic diseases and disorders using its proprietary technology for microinjecting DNA and proteins into living cells. The Company was originally incorporated as Genesystems, Inc. on December 12, 1996 and subsequently adopted a name change to Gene-Cell, Inc. upon completion of a recapitalization in December 1996. The December 1996 recapitalization occurred when the Company acquired the non-operating public shell of Tzaar Corporation. Tzaar Corporation had no net assets or liabilities at the date of acquisition. The historical financial statements presented herein are those of Gene-Cell, Inc. and its predecessor, Genesystems, Inc. The Company is considered a development stage enterprise because it has not yet generated revenue from sale of its products. Since its inception, the Company has devoted substantially all of its efforts to research and development and the search for sources of capital to fund its efforts. Following is a summary of the Company's significant accounting policies:

Significant Estimates
---------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased, to be cash equivalents.

Laboratory Equipment
--------------------
Laboratory equipment acquired under capital leases is recorded at cost and depreciated on the straight-line method over a five year estimated useful life. Accordingly the weighted average life of the company's laboratory equipment under capital leases is five years. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Income Taxes
------------
The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

Research and Development Expenses
---------------------------------
Research and development costs are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects.

                                    Continued
                                       -7-

                                GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

1.   Organization and Summary of Significant Accounting Policies, continued
     ----------------------------------------------------------------------

Stock-Based Compensation
------------------------
Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", rather than applying the fair value method prescribed in Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company applies the disclosure only provisions of SFAS No. 123.

Loss Per Share
--------------
Basic and diluted net loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Potentially dilutive options that were outstanding during 1999, were not considered in the calculation of diluted earnings per share because the Company's net loss rendered their impact anti-dilutive. Accordingly, basic and diluted loss per share were identical for the years ended December 31, 2000 and 1999.

Fair Value of Financial Instruments
-----------------------------------
The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

Comprehensive Income
--------------------
The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, which requires a company to display an amount representing comprehensive income as part of the Company's basic financial statements. Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

Risks and Uncertainties
-----------------------
The Company's future results of operations involve a number of risks and uncertainties. Factors that could affect future operating results and cause actual results to vary materially from our plan include, but are not limited to, dependence upon the acceptance of the Company's microinjection technology as a viable therapeutic platform, unforseen difficulties that may be encountered in obtaining sources of debt or equity funding and unforseen technologies or strategies employed by established biotechnology or pharmaceutical companies that could render our technology obsolete.






                                    Continued
                                       -8-


                                GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________


1.   Organization and Summary of Significant Accounting Policies, continued
     ----------------------------------------------------------------------

Recently Issued Pronouncements
------------------------------
In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for using the purchase method. In addition, companies are required to review goodwill and intangible assets reported in connection with prior acquisitions, possibly disagregate and report separately previously identified intangible assets, and in certain cases reclassify certain intangible assets into goodwill. SFAS No. 142 eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 also requires that the useful lives of previously recognized intangible assets be reassessed and the remaining amortization periods be adjusted accordingly. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and affects all goodwill and other intangible assets recorded on the Company's balance sheet at that date, regardless of when the assets were initially recorded. The implementation of SFAS No. 141 and SFAS No. 142 is not expected to have any impact on the Company's results of operations or financial position.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The implementation of SFAS No. 143 is not expected to have any impact on the Company's results of operations or financial position.

In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The implementation of SFAS No. 144 is not expected to have any impact on the Company's results of operations or financial position.


2.   Laboratory Equipment
     --------------------
Laboratory equipment at December 31, 2001 consisted of the following:

                                                      Accumulated
                                          Cost       Depreciation        Net
                                      ------------   ------------   ------------
       Laboratory equipment acquired
         under capital leases           $   94,000     $   18,800     $   75,200
       Laboratory equipment                468,721        235,990        232,731
                                       -----------   ------------   ------------
                                        $  562,721     $  254,790     $  307,931
                                       ===========   ============   ============

                                    Continued
                                       -9-

                                GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

3.   Notes Payable
     -------------
Notes payable at December 31, 2001 consisted of the following:

Note payable to a bank under a $60,000 revolving
  line of credit, bearing interest at 11.75% per
  year and due on demand.  This line of credit is
  collateralized by the guarantees of certain
  primary stockholders.                                          $   60,000

Note payable to an equipment manufacturer bearing
  interest at 10% per year and due upon demand.
  This note is collateralized by certain labora-
  tory equipment purchased with the proceeds.                        64,000
                                                                 ----------
    Total    $  124,000
                                                                 ==========
4.   Notes Payable to Stockholders
     -----------------------------
Notes payable to stockholders of $176,726 at December 31, 2001 consisted of amounts due for cash advanced to the Company under informal loan agreements. These loans bear interest at rates ranging from 7.0% to 9.0%, are due upon demand, and are uncollateralized.

5.    Accounts Payable and Accrued Liabilities
      ----------------------------------------
Accounts payable and accrued liabilities at December 31, 2001 consisted of the following:
               Accounts payable                                  $  152,765
               Accrued salaries                                      62,000
               Accrued interest                                       7,222
               Other accrued liabilities                             18,595
                                                                 ----------
                 Total                                           $  240,582
                                                                 ==========
6.   Income Taxes
     ------------
The composition of deferred tax assets and the related tax effects at December 31, 2001 were as follows:

             Liability
             ---------
               Book vs. tax basis of capital lease assets        $   19,607

             Asset
             -----
               Benefit from carryforward of net operating loss    1,353,972

               Less valuation allowance                          (1,373,579)
                                                                 ----------
                 Net deferred tax asset                          $     -
                                                                 ==========

The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:

                                    Continued
                                      -10-

                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________


6.   Income Taxes, continued
     -----------------------

                                           2001                          2000

                                             Percentage               Percentage
                                             Of Pre-Tax               of Pre-Tax
                                    Amount         Loss      Amount         Loss
                               -----------  ----------- -----------  -----------
       Benefit for income tax at
         federal statutory rate $  502,771        34.0%  $  357,104        34.0%

       Increase in valuation
         allowance               (502,771)       (34.0)   (357,104)       (34.0)
                               -----------  ----------- -----------  -----------
         Total                  $     -            -  %  $     -            -  %
                               ===========  =========== ===========  ===========

At December 31, 2001, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $3,900,000 of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years between 2011 and 2021. The benefit from utilization of net operating loss carryforwards incurred prior to December 28, 1996 was significantly limited in connection with a Company merger. Such benefit could be subject to further limitations if significant future ownership changes occur in the Company. The Company currently believes that approximately $100,000 of its unused net operating loss carryforwards will never be utilized due to expiration or limitations on use due to ownership changes that occurred in 1996.

7.   Common Stock
     ------------
During 2000, the Company sold 1,875,000 equity units to certain individuals and trusts (the "Investors") under a private placement agreement for $0.80 per unit. Each unit consisted of one share of the Company's common stock and a warrant to acquire one share at an exercise price of $2.00 per share for a five-year term. The total proceeds raised in the private placement were $1,500,000. In addition to the 1,875,000 shares and 1,875,000 warrants issued to the Investor, the Company also issued 80,000 warrants with an identical exercise price and term to two individuals for fund raising efforts.

During 1998, the Company entered a funding agreement (the "Funding Agreement") under which the Company issued 6,000,000 shares of common stock to certain individuals and companies in exchange for $500,000 and two promissory notes for $500,000 each that mature in January 1999 and January 2000. These notes are non-interest bearing. The Company also issued 120,000 shares of common stock to an individual for $30,000 in a transaction unrelated to the funding agreement.

During 1997, the Company issued 100,000 shares of common stock to an individual for $1.50 per share. Sales of the Company's stock during 1998 were all priced at $0.25 per share and Company management made the decision to issue the investor an additional 500,000 shares of the Company's common stock to equalize his share price with 1998 investors. The issuance of the additional shares has been treated as a special dividend to the stockholder in the statement of stockholders' equity.

                                    Continued
                                      -11-
                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

8.   Stock Warrants
     --------------
Following is a summary of stock warrant activity during the year ended December 31, 2001:

                                         Number of       Exercise       Weighted
                                          Shares          Price    Average Price
                                     -------------  -------------  -------------
     Warrants outstanding at
       December 31, 1999                      -          $   -         $   -
       Issued                            1,955,000       $2.00         $2.00
       Cancelled                              -              -             -
       Exercised                              -              -             -
                                     -------------
     Warrants outstanding at
       December 31, 2000                 1,955,000       $2.00         $2.00
       Issued                                 -              -             -
       Cancelled                              -              -             -
       Exercised                              -              -             -
                                     -------------
     Warrants outstanding at
       December 31, 2001                 1,955,000       $2.00         $2.00
                                     =============

The weighted average fair value of warrants issued during the year ended December 31, 2001 was $0.21.

9.   Lease Commitments
     -----------------
The Company acquired certain office and laboratory equipment under leases accounted for as capital leases. The Company's capital lease obligations generally have three year terms and are guaranteed by certain stockholders/officers of the Company.

The Company leases office and laboratory facilities and certain office equipment under operating leases. The Company's lease for office and laboratory space was renewed in October 2000 for a three year term and includes a renewal option for an additional three years at the market rate. Rental expense for operating leases was $25,847 and $24,843 during the year ended December 31, 2001 and 2000, respectively.

Minimum lease payments due under leases with original lease terms of greater than one year and expiration dates subsequent to December 31, 2001 are summarized as follows:

                                    Continued
                                      -12-

                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

9.   Lease Commitments
     -----------------

                                                             Operating Leases
                                                        ------------------------
Year Ended                         Capital   Laboratory      Office
December 31,                        Leases   and Office   Equipment        Total
                               -----------  ----------- -----------  -----------
   2002                         $  136,367   $   23,979  $    1,868   $  162,214
   2003                             77,242       23,979         156      101,377
   2004                              5,916         -           -            -
                               -----------  ----------- -----------  -----------
Total minimum leases               219,525   $   47,958  $    2,024   $  263,591
                               ===========  =========== ===========  ===========
Less amount representing
  interest                        (37,372)

Present value of minimum
  lease payments                   182,153

Less current portion             (107,326)
                               -----------
Long-term portion               $   74,827
                               ===========

                                   Continued
                                      -12-

                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

10.  Employee Benefit Plans
     ----------------------
Simplified Employee Pension Plan
--------------------------------
Effective August 1997, the Company adopted a defined contribution Simplified Employee Pension plan that covers substantially all Company employees. Under the Plan, employees may contribute, on a tax deferred basis, up to 15% of their compensation; however, annual employee contributions may not exceed $6,000. During the year ended December 31, 2000 and 1999, the Company matched deferrals of up to 3% of compensation. Company contributions to the Plan are discretionary and totaled $8,719 and $5,046 for the years ended December 31, 2001 and 2000, respectively.

Stock Option Plan
-----------------
The Company periodically issues incentive stock options to key employees, officers, and directors to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such options are approved by the Board of Directors. The exercise price of an option granted is determined by the fair market value of the stock on the date of grant.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options is greater than or equals the market price of the underlying stock on the date of grant, no compensation expense has been recognized.

Proforma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2001 and 2000: risk-free interest rate of 5% and 6%, respectively; no dividend yield; weighted average volatility factor of the expected market price of the Company's common stock of 100% and 70%, respectively; and a weighted-average expected life of the options of 5 years.

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.






                                    Continued
                                      -13-
                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

10.  Employee Benefit Plans, continued
     ---------------------------------

The Company has adopted the 1998 Stock Option Plan (the "Option Plan") under which stock options for up to 2,500,000 shares of the Company's common stock may be awarded to officers, directors and key employees. The Option Plan is designed to attract and reward key executive personnel. At December 31, 2001, the Company had granted options for 1,725,858 of the 2,500,000 shares of common stock reserved for issuance under the Option Plan.

Stock options granted pursuant to the Option Plan expire not more than ten years from the date of grant and typically vest over three years, with 33% vesting after one year and 33% vesting after each of the two succeeding years. During 2001 and 2000, all of the options granted by the Company were granted at option prices in excess of the fair market value of the common stock at the date of grant.

For purposes of proforma disclosures, the estimated fair value of the options is included in expense over the option's vesting period or expected life. The Company's proforma net loss and basic and dilutive net loss per share for the year ended December 31, 2001 and 2000 are as follows:

                                                          2001          2000
                                                      ------------  ------------
Net loss, as reported                                 $(1,478,738)  $(1,050,306)

Proforma net loss                                     $(1,585,743)  $(1,052,290)

Basic and diluted net loss per common
  share, as reported                                  $     (0.08)  $     (0.06)

Proforma basic and diluted net loss
  per common share                                    $     (0.08)  $     (0.06)

A summary of the Company's stock option activity and related information for the years ended December 31, 2001 and 2000 follows:

                                         Number of                      Weighted
                                            Shares                       Average
                                             Under         Exercise     Exercise
                                           Options            Price        Price
                                       -----------  ---------------  -----------
Outstanding-December 31, 1999               16,296            $1.00        $1.00
Granted                                      8,400            $1.00        $1.00
Exercised                                      -
Forfeited                                      -
                                       -----------
Outstanding-December 31, 2000               24,696            $1.00        $1.00

Granted                                  1,701,162   $0.35 to $1.00        $0.40
Exercised                                      -
Forfeited                                      -
                                       -----------
Outstanding-December 31, 2001            1,725,858   $0.35 to $1.00        $0.41
                                       ===========
The weighted-average fair value of options granted during the years ended
December 31, 2001 and 2000 was approximately $0.21 and $0.30, respectively.
                                    Continued
                                      -14-
                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

10.  Employee Benefit Plans, continued
     ---------------------------------
Stock Option Plan, continued
----------------------------
A summary of outstanding stock options at December 31, 2001, follows:

                                         Remaining
                                       Contractual
Number of Shares    Expiration Date   Life (Years) Exercise Price
----------------    ---------------   ------------ --------------
Exercisable at December 31, 2001:
     75,000              March 2008            6.3          $1.00
      8,144               June 2008            6.5          $1.00
      8,152               June 2009            7.5          $1.00
      5,600               June 2010            8.5          $1.00
      8,485              April 2011            9.3          $1.00
      7,369               June 2011            9.5          $1.00
    394,650             August 2011            9.6          $0.35
Non-exercisable at December 31, 2001:
      2,800               June 2010            8.5          $1.00
     16,970              April 2011            9.3          $1.00
     14,738               June 2011            9.5          $1.00
  1,183,950             August 2011            9.6          $0.35
 ----------
  1,725,858
 ==========

11.  Related Party Transactions
     --------------------------
During the year ended December 31, 2001, certain stockholders/officers made loans to the Company totaling $176,726 (See Note 4). Certain stockholders/officers also guarantee various note agreements and capital lease obligations (See Notes 3 and 9).

During the year ended December 31, 2000, certain stockholders made loans to the Company totaling $130,000. These notes bore interest at 9% per year and were fully repaid when the Company completed a $1,500,000 private placement in December 2000.

During the year ended December 31, 1997, the Company entered into a $7,876 capital lease transaction for certain laboratory equipment, with an officer/stockholder of the Company. The lease bears interest at an effective annual rate of 18% per year and is due in monthly payments of $200 through November 2002. During each of the years ended December 31, 2001 and 2000, the Company made or accrued lease payments under this lease of $2,400.

During the period from inception, December 12, 1996, to December 31, 1996, the Company issued 7,500,000 shares of its common stock to the three founders of the Company. These shares were issued primarily for services rendered founding the corporation and for the rights to certain in-process research and development that was conceptualized by the founders. One of the founders received 3,500,000 of the 7,500,000 shares issued in the transaction because he planned to use 1,000,000 of the shares to compensate attorneys and other providers of professional services. The common stock issued to the founders was not subject to any vesting or future service requirements and, accordingly, the issuance of all shares was recognized in 1996 as follows:

                                    Continued
                                      -15-

                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

11.  Related Party Transactions, continued
     -------------------------------------

     Research and development expense                    $436,000
     General and administrative expense                   389,000
                                                         --------
           Total                                         $825,000
                                                         ========
During the year ended December 31,1999, the founder that originally received 3,500,000 shares returned 1,000,000 of the shares because management ultimately decided to use cash to pay for professional services. The shares returned were treated as treasury shares, recorded at zero cost, and subsequently retired.

12.  Going Concern Considerations
     ----------------------------
Since its inception, as a development stage enterprise, the Company has not generated any revenue and has been dependent on debt and equity raised from individual investors to sustain its operations. During the years ended December 31, 2001 and 2000, the Company incurred net losses of $(1,478,738) and $(1,050,306), respectively, and negative cash flows from operations of $(1,267,034) and $(829,440), respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to address its liquidity problem, during 2000 management issued 1,875,000 shares of its common stock to the Investors under a private placement agreement. These funds received in that private placement sustained the Company until the third quarter of 2001. Since that time, the Company has relied upon loans from officers/stockholders and employees to sustain its operations. Payments on trade accounts payable have been delayed while the Company attempts to complete another private placement of its common stock.

Management will seek to leverage the Company's comprehensive non-viral gene modification/repair platform in order to establish strategic alliances with leading biotechnology and pharmaceutical companies. Management eventually plans, as its research and development progresses, to seek a relationship with a major pharmaceutical company in order to take its technology through the required government regulatory process and FDA approval.

There can be no assurances that the Company's current cash reserves will be adequate to sustain its operations, that the Company can raise additional cash through private placement of its common stock, nor that the Company can establish a relationship with a major pharmaceutical company. There can also be no assurances that the Company will ever obtain FDA approval of gene therapeutics based upon its DNA microinjection technology nor that it can attain profitability. The Company's long-term viability as a going concern is dependent upon certain key factors, as follows:

- The Company's ability to obtain adequate sources of funding to continue the development of its proprietary DNA microinjection technology. Sources of funding may not be available on terms that are acceptable to the Company and existing stockholders, or may include terms that will result in substantial dilution to existing stockholders.

- The ability of the Company to take its DNA microinjection technology through the required government regulatory process and ultimately obtain FDA approval.

                                    Continued
                                      -16-

                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   __________

12.  Going Concern Considerations, continued
     ---------------------------------------

- The ability of the Company to ultimately commercialize gene therapeutics based upon its proprietary DNA microinjection technology and achieve adequate profitability and positive cash flows to sustain its operations.


13.  Non-Cash Investing and Financing Activities
     -------------------------------------------
During the year ended December 31, 2001 and 2000, the Company engaged in certain non-cash investing and financing transactions as follows:

                                                            2001         2000
                                                        -----------  -----------
     Property and equipment acquired
       under capital lease obligations                   $  110,330   $  148,446

     Property and equipment acquired with
       directly related debt                                 64,000            -






                                      -17-


                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                   __________


                    UNAUDITED CONDENSED FINANCIAL STATEMENTS
                    as of June 30, 2002 and December 31, 2001
      and for the three months and six months ended June 30, 2002 and 2001, and for the period from inception, December 12, 1996,
                                to June 30, 2002
                                   (Unaudited)



                                 GENE-CELL, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                TABLE OF CONTENTS
                                   __________

                                                                           Page
                                                                          ______
Unaudited Condensed Financial Statements:

  Unaudited Condensed Balance Sheet as of June 30, 2002
    and December 31, 2001. . . . . . . . . . . . . . . . . . . . . . . . .4

  Unaudited Condensed Statement of Operations for the. . . . . . . . . . .5
    three months and six months ended June 30, 2002 and 2001, and for the period from inception, December 12, 1996, to June 30, 2002

  Unaudited Condensed Statement of Stockholders' Deficit
    for the six months ended June 30, 2002 . . . . . . . . . . . . . . . .6

  Unaudited Condensed Statement of Cash Flows for the six
    months ended June 30, 2002 and 2001, and for the period
    from inception, December 12, 1996, to June 30, 2002. . . . . . . . . .7

Notes to Unaudited Condensed Financial Statements. . . . . . . . . . . . .8



                                       GENE-CELL, INC.
                         (A CORPORATION IN THE DEVELOPMENT STAGE)
                                   CONDENSED BALANCE SHEET
                             June 30, 2002 and December 31, 2001
                                        __________

                                                        June 30,    December 31,
                                                          2002          2001
                                                      ------------  ------------
     ASSETS                                            (Unaudited)      (Note)
     ------
Current assets:
  Cash and cash equivalents                          $         338 $        -
                                                      ------------  ------------
    Total current assets                                       338          -
                                                      ------------  ------------
Laboratory equipment, net                                  233,369       307,931
Deposits                                                      -            9,605
                                                      ------------  ------------
      Total assets                                   $     233,707 $     317,536
                                                      ============  ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Notes payable                                      $     124,521 $     124,000
  Notes payable to stockholders                               -          176,726
  Current portion of capital lease obligations              84,872       107,326
  Accounts payable and accrued liabilities                 234,896       240,582
                                                      ------------  ------------
    Total current liabilities                              444,289       648,634

Capital lease obligations, net of current portion           24,490        74,827
                                                      ------------  ------------
      Total liabilities                                    468,779       723,461
                                                      ------------  ------------
Commitment and contingencies

Stockholders' deficit:
 Common stock, $.001 par value, 100,000,000 shares
  shares authorized, 28,998,812 and 19,653,412 shares
  issued and outstanding at June 30, 2002 and
  December 31, 2001, respectively                           28,999        19,653
  Additional paid-in capital                             5,623,726     4,419,134
  Losses accumulated during the development stage      (5,887,797)   (4,844,712)
                                                      ------------  ------------
    Total stockholders' deficit                          (235,072)     (405,925)
                                                      ------------  ------------
      Total liabilities and stockholders' deficit    $     233,707 $     317,536
                                                      ============ =============

Note: The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                          See accompanying notes.

                                     4


                                       GENE-CELL, INC.
                         (A CORPORATION IN THE DEVELOPMENT STAGE)
                         UNAUDITED CONDENSED STATEMENT OF OPERATIONS
           for the three months and six months ended June 30, 2002 and 2001 and for the period from inception, December 12, 1996, to June 30, 2002
                                        __________

                            Three       Three         Six         Six
                           Months      Months       Months      Months      Inception
                            Ended       Ended       Ended        Ended         to
                          June 30,    June 30,     June 30,    June 30,     June 30,
                            2002        2001         2002        2001         2002
                        ----------- -----------  ----------- -----------  -----------

Operating, general
 and Administrative
 expenses, except
 consulting expense    $     54,940 $   129,405 $    139,353 $   250,860   $1,427,390
Consulting expense          860,850        -         860,850        -         860,850
Research and
 development costs            -         311,755       79,339     598,263    3,510,793
                        ----------- -----------  ----------- -----------  -----------
  Loss from
   operations             (915,790)   (441,160)  (1,079,542)   (849,123)  (5,799,033)

Interest income               -           2,026        -          10,119       39,826
Interest expense           (18,368)     (9,940)     (27,694)    (15,221) (192,741)
Gain on sale of
 assets                       -           -           28,020       -           28,020
Rent income                  36,131       -           36,131       -           36,131
                        ----------- -----------  ----------- -----------  -----------
Net loss                 $(898,027)  $(449,074) $(1,043,085)  $(854,225) $(5,887,797)
                        =========== ===========  =========== ===========  ===========
Weighted
 average shares
  outstanding            26,636,788  19,653,412   23,164,391  19,653,412
                        =========== ===========  =========== ===========
Net loss per common
  share                $     (0.03) $    (0.02) $     (0.05) $     0.04)
                        =========== ===========  =========== ===========

















                          See accompanying notes.

                                     5



                              GENE-CELL, INC.

                  (A CORPORATION IN THE DEVELOPMENT STAGE)

           UNAUDITED CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT

                   For the six months ended June 30, 2001
                                 __________

                                                                 Losses
                                                              Accumulated
                                      Common Stock             Additional  During the
                                      --------------------       Paid-In   Development
                              Shares    Amount      Capital      Stage         Total
                           ---------------------------------------------------------
Balance at
December 31, 2001          19,653,412 $  19,653 $  4,419,134 $(4,844,712)  $(405,925)

Notes payable converted
 to common stock            4,845,400     4,846      245,742       -          250,588

Common stock issued in
 exchange for consulting
 services                   4,500,000     4,500      430,500       -          435,000

Stock options issued in
 exchange for accrued
 compensation                   -          -         102,500        -         102,500

Stock options issued in
 exchange for consulting
 services                       -          -         425,850        -         425,850

Net loss                        -          -           -      (1,043,085)  (1,043,085)
                           ---------------------------------------------------------
Balance at June 30,
  2002                     28,998,812 $  28,999 $  5,623,726 $(5,887,797)  $(235,072)
                           =========================================================





                          See accompanying notes.

                                     6




                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
                UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
            for the six months ended June 30, 2001 and 2000, and
     for the period from inception, December 12, 1996, to June 30, 2001
                                 __________

                                              Six Months     Six Months   Inception
                                                 Ended          Ended         to
                                               June 30,       June 30,      June 30,
                                                 2002           2001          2002
                                             ------------- ------------- -------------
Cash flows from operating activities:
 Net loss                                    $(1,043,085)  $   (854,225) $ (5,887,797)
 Adjustments to reconcile net loss to net
  cash used by operating activities               979,304       (84,815)     2,326,187
                                             ------------- ------------- -------------
   Net cash used by operating activities         (63,781)      (939,040)   (3,561,610)
                                             ------------- ------------- -------------
Cash flows from investing activities:
 Purchase of equipment                              -             -          (30,000)
 Proceeds from sale of equipment                   69,300         -            69,300
                                             ------------- ------------- -------------
   Net cash provided by investing
   activities                                      69,300         -            39,300
                                             ------------- ------------- -------------
Cash flows from financing activities:
 Proceeds from sale of common stock                 -             -         2,062,500
 Proceeds from collection of subscription
  receivable                                        -             -         1,500,000
 Payment of stock offering costs                    -             -           (64,100)
 Proceeds from notes payable                       67,610         13,764      635,223
 Payments on notes payable                          -           (43,764)     (253,000)
 Payments on capital lease obligations            (72,791)      (24,459)     (357,975)
                                             ------------- ------------- -------------
   Net cash provided (used) by financing
   activities                                      (5,181)      (54,459)    3,522,648
                                             ------------- ------------- -------------
Net increase (decrease) in cash and cash
  equivalents                                         338      (993,499)          338
                                             ------------- ------------- -------------
Cash and cash equivalents at beginning of
  period                                           -          1,142,083       -
                                             ------------- ------------- -------------
Cash and cash equivalents at end of period   $        338  $    148,584  $        338
                                             ============= ============= =============



                                   See accompanying notes.

                                     7


                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                 __________
1.   Organization
     ------------

     Gene-Cell, Inc. (the "Company") is a Nevada Corporation involved in biopharmaceutical research. The Company's research is directed at developing gene-based therapies for treatment of a wide variety of genetic diseases and disorders using its proprietary technology for microinjecting DNA and proteins into living cells. The Company was originally incorporated as Becniel and subsequently adopted name changes to Tzaar Corporation and, finally, to Gene-Cell, Inc. The Company is considered a development stage enterprise because it has not yet generated revenue from sale of its products. Since its inception, the Company has devoted substantially all of its efforts to research and development and the search for sources of capital to fund its efforts.

2.   Interim Financial Statements
     ----------------------------

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month and three month periods ended June 30, 2002 and 2001 are not necessarily indicative of the results that may be expected for the respective full years.

     A summary of the Company's significant accounting policies and other information necessary to understand these consolidated interim financial statements is presented in the Company's audited financial statements for the years ended December 31, 2001 and 2000.
     Accordingly, the Company's audited financial statements should be read in connection with these financial statements.

3.   Comprehensive Income
     --------------------

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, which requires a company to display an amount representing comprehensive income as part of the Company's basic financial statements. Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

                                 Continued

                                     8


                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS, Continued
                                 __________
4.   Estimates
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets or liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5.   Income Tax
     ----------

     The difference between the Federal statutory income tax rate and the Company's effective income tax rate is primarily attributable to increases in valuation allowances for deferred tax assets relating to net operating losses.

6.   Stockholders' Equity
     --------------------

     During the six months ended June 30, 2002, the Company issued shares of its common stock and stock options to convert debt to equity, to acquire services and to compensate employees as follows:

     During the year ended December 31, 2001 and the quarter ended March 31, 2002, the Company accrued, but was unable to pay, compensation to an officer/stockholder and to a company employee totaling $102,500. In April 2002 the Company reached an agreement to issue 2,050,000 stock options exercisable at $0.05 per share for ten years in payment of the accrued compensation.

     In February 2002 the Company entered an agreement with the Princeton/Houston Management/Scientific Team ("PHMST") consisting of recognized scientific/medical/business development experts located in Princeton, New Jersey and Houston, Texas. In exchange for services rendered and to be rendered by PHMST, the Company agreed to grant PHMST options to purchase 8,850,000 shares of common stock of the Company at a price of $0.20. 2,505,000 of these options were to vest immediately and the remaining 6,345,000 were to vest at certain milestones. In March 2002 PHMST decided not to participate further with the Company. As the milestones are no longer achievable, the Company has determined that the 2,505,000 options which vested immediately would be the only compensation awarded under the consulting agreement. The 2,505,000 options granted to the consultants were valued at $425,850 using the Black-Scholes option pricing model.

                                 Continued

                                     9


                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS, Continued
                                 __________

6.   Stockholders' Equity, continued
     ---------------------

     During the quarter ended March 31, 2002, the Company entered into an agreement with a consulting firm to assist the Company in fund raising and investor relations activities in exchange for 1,500,000 freely trading shares of the Company's common stock. A major stockholder of the Company agreed to provide 2,000,000 freely trading shares in exchange for 4,500,000 shares, restricted under rule 134.
     The 4,500,000 shares that the Company issued to the major stockholder were valued at $0.03 to $0.13 market price of the common stock on the date of various transactions involving the major stockholder that provided the freely trading shares. The consulting firm's activities did not result in any financing for the Company within the first three months of the agreement, and management believes that the consulting firm did not perform in accordance with the term of their contract; however, the financial position of the Company has prevented the undertaking of legal actions. During the quarter ended June 30, 2002, the Company recognized expense totaling $435,000 related to the issuance of these shares to consultants.

     During the quarter ended June 30, 2002, in order to improve the working capital position of the Company, certain stockholders agreed to convert $250,588 of notes payable and accrued interest to 4,845,000 shares of the Company's common stock. The conversion was based upon the quoted market price at the date the conversion agreement was reached.

     On June 14, 2002, the Company's board of directors approved a 1 for 65 reverse stock split to be effective July 23, 2002. This stock split has not been given effect in these financial statements.




                                 Continued

                                     10



                              GENE-CELL, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS, Continued
                                 __________

7.   Gain on Sale of Assets
     ----------------------

     During the three months ended March 31, 2002, the Company sold certain laboratory equipment and supplies to the Malcom Hewitt Weiner Foundation ("MHWF"). The laboratory equipment and supplies, which had an original cost of approximately $257,000, were sold for $45,000 and the Company recognized a gain on the sale of $28,030; the MHWF also paid the Company $15,000 for the relocation of purchased equipment and equipment leased by the Company to Newtown, Pennsylvania. The proceeds from the sale were used primarily to pay certain delinquent capital lease obligations. In a separate transaction, the Company sold certain laboratory equipment for $9,300 and recognized no gain or loss on the transaction.

8.   Equipment Rental
     ----------------

     In March 2002, the Company relocated its laboratory equipment from Houston, Texas to Newton, Pennsylvania, where it will share facilities operated by the Fund for Inherited Disease Research (the "Fund"), subject to availability of funds. The monthly leases for lab equipment are currently being paid by the Fund, in exchange for the ability of the Fund to use the equipment as needed. The $36,131 of payments made by the Fund are presented in the accompanying statement of operations as equipment rental.

9.   Non-Cash Investing and Financing Activities
     -------------------------------------------

     During the six months ended June 30, 2001, the Company acquired property and equipment under capital lease obligations of $102,244.









                                           ENERGY RESOURCE MANAGEMENT, INC.
                                           (a Development Stage Enterprise)













                                                      Audited Balance Sheet
                                                            August 21, 2002





                      ENERGY RESOURCE MANAGEMENT, INC.
                      (a Development Stage Enterprise)


                             Table of Contents
                              August 21, 2002

                                                                       Page
                                                                       ----

Independent Auditors' Report

     Financial Statement:

          Balance Sheet                                                   2

          Notes to Financial Statement                                    3
















                        INDEPENDENT AUDITORS' REPORT




To The Stockholder
Energy Resource Management, Inc.


We have audited the accompanying balance sheet of Energy Resource
Management, Inc. (a Development Stage Enterprise) (the "Company") as of August 21, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of August 21, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company is presently a shell company and has no operations and limited resources. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statement does not include any adjustment that might result from the outcome of this uncertainty.


                                             HASKELL & WHITE LLP

August 26, 2002





                      ENERGY RESOURCE MANAGEMENT, INC.
                      (a Development Stage Enterprise)

                               Balance Sheet
                           As of August 21, 2002

                                   ASSETS
                                  -------

Cash                                                             $    1,020
                                                                 ==========

               LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
               ---------------------------------------------

Accounts payable                                                 $    1,624
                                                                 ----------
Commitments (Notes 2 and 3)

Common stock, $.001 par value; 50,000,000 shares
authorized; 100 shares issued and outstanding                         -

Additional paid in capital                                            1,020

Deficit accumulated during the development stage                    (1,624)
                                                                 ----------
     Total stockholder's equity (deficit)                             (604)
                                                                 ----------
     Total liabilities and stockholder's equity (deficit)        $    1,020
                                                                 ==========





























              See accompanying notes to financial statements.
                                     2

                      ENERGY RESOURCE MANAGEMENT, INC.
                      (a Development Stage Enterprise)

                       Notes to Financial Statements

1.   Business and Significant Accounting Policies

     Business

     Energy Resource Management, Inc. (a Development Stage Enterprise) ("ERM" or the "Company") was incorporated on August 13, 2002 under the laws of the State of Nevada. The Company intends to develop operating opportunities through business combinations or mergers. To date, the Company has not conducted any significant operations, and its activities have focused primarily on incorporation activities, organizational efforts and identifying potential merger candidates. Since the Company has not yet commenced any principal operations, and has not yet earned significant revenues, the Company is considered to be a development stage enterprise as of August 21, 2002.

     Management Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Going Concern and Management's Plan

     The Company is presently a shell company and has no operations and limited financial and other resources. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these conditions are to search for operating opportunities through business combinations or mergers. In the interim, the Company will require minimal overhead, and key administrative and management functions will be provided by consultants and stockholders. Accordingly, the accompanying financial statement has been presented under the assumption that the Company will continue as a going concern.

2.   Plan of Merger


     On August 26, 2002, the Company executed a Plan of Reorganization ("Plan") with Gene-Cell, Inc., ("GCI") a company whose common stock is listed in the over-the-counter bulletin board stock exchange under the symbol "GCLE."













                                     3


                      ENERGY RESOURCE MANAGEMENT, INC.
                      (a Development Stage Enterprise)

                       Notes to Financial Statements

2.   Plan of Merger (continued)

     Under the Plan, the Company's sole stockholder will exchange his outstanding 100 shares of common stock for 4,000,000 shares of restricted common stock of GCI. Upon completion of the transactions, GCI will have an aggregate 4,446,228 shares of its common stock outstanding and ERM will be a wholly owned subsidiary of GCI. ERM's current sole stockholder, and other individuals nominated by ERM, will become new members of the board of directors of GCI and ERM's current sole stockholder will become the chief executive officer.

     The 4,000,000 shares issued by GCI in this transaction will be held in escrow until such time ERM is able to resolve and fully satisfy current debts of GCI aggregating $66,662.

3.   Assignment of Agreements

     In October 2001 and November 2001, Energy Management Resources, Inc. ("EMRI"), another entity owned by the sole stockholder of ERM, executed a Memorandum of Understanding ("MOI") and a Finder's Agreement ("FA") with an investment banking firm. Per the terms of the MOI, the investment banking firm is to assist with the funding of up to $500,000 to EMRI in connection with the location of and merger with a target company. Per the terms of the FA, the investment banking firm is to assist in the identification of potential business combination targets in exchange for 10% of any cash received in a consummated transaction.

     In August 2002, the sole stockholder of EMRI and ERM assigned the responsibilities, requirements and benefits of the MOI and FA to ERM. The investment banking firm is to receive up to 20% interest in a merger candidate in exchange for its services.


























                                     4


                      ENERGY RESOURCE MANAGEMENT, INC.
                UNAUDITED PROFORMA CONDENSED BALANCED SHEET
                               June 30, 2002
                           ______________________

                                    ENERGY
                                  RESOURCE
                               MANAGEMENT,    GENE-CELL,       PROFORMA      PROFORMA
     ASSETS                           INC.          INC.    ADJUSTMENTS  CONSOLIDATED
    -------                   ------------  ------------   ------------  ------------


Current assets:
  Cash and cash equivalents     $    1,020    $     -      $       -       $    1,020
                              ------------  ------------   ------------  ------------
    Total current assets             1,020          -              -            1,020

Property and equipment, net           -          169,362   (a)(169,362)          -
                              ------------  ------------   ------------  ------------
      Total assets            $      1,020  $    169,362   $  (169,362)  $      1,020
                              ============  ============   ============  ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current Liabilities:
  Accounts payable and accrued
    liabilities               $      1,624  $    234,896    $      -     $    236,520
  Notes payable                       -          124,521 (a)   (60,000)        64,521
  Current portion of capital
    lease obligation                  -           84,872 (a)   (84,872)          -
                              ------------  ------------   ------------  ------------
    Total current liabilities        1,624       444,289      (144,872)       301,041

Capital lease obligations, net
  of current portion                  -           24,490 (a)   (24,490)          -
                              ------------  ------------   ------------  ------------
      Total liabilities              1,624       468,779      (169,362)       301,041
                              ------------  ------------   ------------  ------------
Commitments and contingencies

Stockholders' equity:
  Common stock                        -              446 (b)       -              446
  Additional paid-in capital         1,020     5,652,279 (b)(5,652,725)           574
  Receivable from stockholder         -             -    (b)  (299,417)     (299,417)
  Accumulated deficit                1,624   (5,952,142) (b)  5,952,142       (1,624)
                              ------------  ------------   ------------  ------------
    Total stockholders' equity       (604)       299,417           -        (300,021)
                              ------------  ------------   ------------  ------------
      Total liabilities and
        stockholders' equity  $      1,020  $    169,362   $  (169,362)  $      1,020
                              ============  ============   ============  ============



          See notes to unaudited proforma condensed balance sheet.
                                     1


                      ENERGY RESOURCE MANAGEMENT, INC.
                      (A DEVELOPMENT STAGE ENTERPRISE)
             UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS
                         _________________________

1.   Basis of Presentation
     ---------------------

     On August 26, 2002, Gene-Cell, Inc. ("GCI" or the "Company") entered into an agreement and Plan of Reorganization (the "Agreement") whereby the Company agreed to acquire all of the issued and outstanding shares of Energy Resource Management, Inc. ("ERM") in exchange for 4,000,000 restricted common shares to be issued by the Company. The 4,000,000 shares issued to ERM upon completion of the Agreement represents approximately 90% of the issued and outstanding common stock of the Company. The Agreement resulted in a recapitalization of ERM and the accounting treatment utilized in preparing the accompanying Proforma balance sheet is identical to the accounting treatment which results from a reverse acquisition, except that no goodwill or intangible is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. ERM, the private operating company, emerged as the surviving financial reporting entity under the Agreement, but the GCI remains as the legal reporting entity.

     The consideration ERM gave to acquire 90% of the Company was $301,041 and was achieved through ERM's assumption of accounts payable and accrued liabilities of the Company. The following unaudited proforma condensed balance sheet as of June 30, 2002 gives effect to the transaction as if it had occurred at that date. No unaudited proforma condensed consolidated statement of operations has been presented because (1) ERM had no historical operations during the year ended December 31, 2001 nor the six months ended June 30, 2002; and (2) the transaction is a recapitalization of ERM and not a business combination.

2.   Proforma Adjustments
     --------------------

     Proforma adjustments to the Unaudited Proforma Condensed Balance Sheet are as follows:

     a. Reflects the sale of the Company's property and equipment in exchange for the assumption of directly related notes payable and capital lease obligations.

     b. Reflects the recapitalization of ERM under which the stockholders of ERM have agreed to repay or otherwise satisfy the remaining accounts payable, notes payable and accrued liabilities of the Company at the date of the Agreement.